Exhibit 10.14.3

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

To:          Management Metric Based Bonus (MBB) Participants

From:     Jim Lejeal

Regarding:            Q3-2011 MBB Algorithm

The Rally Management Metric Based Bonus for Q3 2011 will be attached to company performance against total product bookings.

The intent is to align the company management with the sales team’s bookings objectives.

Goal:   Achieve the Company’s Q3 “assigned quota” Total Product Bookings Sales Goal:

Company Quota Amount Budget:

New Product Bookings	$	[*]
Renewal Product Bookings	$	[*]
Total Product Bookings	$	[*]

Payment Structure:

We will continue to have a 90% new bookings threshold as well as a total payment cap of 125%:

Anticipated Payout Date:

1 month after close of quarter